Calculation of Filing Fee Tables
S-8
LAKELAND FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value	Other	1,100,000	$ 53.43	$ 58,773,000.00	0.0001531	$ 8,998.15
Total Offering Amounts:						$ 58,773,000.00		$ 8,998.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,998.15
Offering Note
[1]	(1) This Registration Statement on Form S-8 covers: (i) 1,100,000 shares of common stock, no par value per share, of Lakeland Financial Corporation (the Registrant) issuable pursuant to the Lakeland Financial Corporation 2025 Equity Incentive Plan (the Plan); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act on the basis of the average of the high and low sale prices of the Registrants common stock as reported on the Nasdaq Global Market on April 7, 2025, which date is within five business days prior to the filing of this Registration Statement.